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                                                                       Exhibit j

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated _____ __, 1998, and to all references to our Firm included in or made a part of this registration statement of Nuveen Flagship Municipal Trust.



                                           ARTHUR ANDERSEN LLP





Chicago, Illinois
August __, 1998